EXHIBIT 99.1

Arch Chemicals, Inc.
501 Merritt 7
P.O. Box 5204
Norwalk, CT 06856

                               Investor Contact: Mark E. Faford (203) 229-2654

                                  Press Contact: Dale N. Walter (203) 229-3033



               ARCH CHEMICALS, INC. TO ACQUIRE BIOCIDES BUSINESS

               ACQUISITION STRENGTHENS ARCH'S POSITIONS IN WATER
                      TREATMENT AND INDUSTRIAL BIOCIDES



NORWALK, CT, March 4, 2004 -- Arch Chemicals, Inc. (NYSE: ARJ) announced that it has signed a definitive agreement to acquire Avecia's Biocides business, which is comprised of a Pool & Spa business and a Protection & Hygiene business, for approximately $210 million. The transaction, which is subject to regulatory approvals and other customary closing conditions, is expected to close near the end of the first quarter.

"These two businesses strengthen the core of our portfolio. They will greatly complement Arch's existing capabilities in water treatment and industrial biocides and present us with many exciting synergies," said Arch Chemicals' Chairman, President and CEO Michael E. Campbell. "The acquisition of the Pool & Spa business will rapidly accelerate our participation in the specialty pool and spa dealer channel and will strongly signal our commitment to this vital group of customers," he added. "Also, the Protection & Hygiene business provides the opportunity for Arch to expand our product offerings, enter into the health and hygiene customer segment and broaden our global toxicology and environmental-fate capabilities."


POOL & SPA BUSINESS

With its BAQUACIL(R), BAQUA Spa(R) and related brand products, the Pool & Spa business is a leader in providing alternatives to chlorine-based sanitizers for swimming pools and spas. Pool &


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Spa sales are principally concentrated in North America, and those sales are exclusively through specialty pool and spa dealers, who account for an estimated two-thirds of all pool chemical sales in North America.

PROTECTION & HYGIENE BUSINESS

The Protection & Hygiene business is a leading, global supplier of biocides for the industrial and consumer segments of the biocides market. This business develops, manufactures and markets biocides which are largely used in anti-bacterial applications. Protection & Hygiene sales are primarily concentrated in North America and Western Europe. The business is built around two well established, market-leading molecules and offers products under various strong brand names, such as PROXEL(R), VANTOCIL(R) and DENSIL(R). In addition, the business markets a consumer hygiene treatment under the brand name PURISTA(R).

The two businesses combined employ about 290 people worldwide and had combined sales of approximately $137 million in 2003. Their primary manufacturing centers are located in the United Kingdom, with additional toll manufacturing and customer support capabilities worldwide.

Paul J. Craney, Executive Vice President and General Manager of Arch's Treatment Products segment, said, "With the addition of the Pool & Spa products to our own POOLIFE(R) brand of products for exclusive sale by dealers, we can offer dealers and their customers a comprehensive range of pool care products and accessories that should satisfy their every need. We're also very excited to add their well-established and growing family of products tailored for use in spas." Commenting on the Protection & Hygiene business, Mr. Craney added, "In addition to giving us more products for industrial markets such as mineral slurries, polymer emulsions and in-can coatings preservation, this acquisition will offer something Arch didn't have -- biocides tailored for, and application expertise in, consumer-focused health and hygiene products. These end uses include clothing and linen hygienic protection, industrial sanitizers, household cleaning and laundry products as well as health care products."


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The total acquisition cost is approximately $210 million, comprised of $200 million in cash and 446,500 shares of Arch common stock. The agreement also includes working capital and fixed asset adjustments and a $5 million contingent payment based upon future performance of the acquired businesses. The acquisition is expected to be cash and earnings accretive in 2004, excluding synergies. Arch will finance the cash portion of the acquisition from borrowings under the Company's existing revolving credit facility. In connection with the pending acquisition, the Company amended certain quarterly leverage and debt to total capitalization ratios for 2004, which coincide with periods of the Company's peak borrowings for the seasonal working capital requirements of its Treatment Products segment.

Mr. Campbell concluded, "We are extremely pleased that these businesses will become part of Arch and look forward to realizing the potential of this winning combination. The businesses' managerial philosophy and culture are similar to those of Arch. These similarities will facilitate the success of our detailed plan to efficiently integrate the two organizations and rapidly capitalize on the cost synergies and growth opportunities we have identified."

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Headquartered in Norwalk, Connecticut, Arch Chemicals, Inc. is a global specialty chemicals company with $1 billion in annual sales. Together with its subsidiaries, Arch has 3,000 employees and manufacturing and customer support centers in North America, South America, Europe, Asia and Africa. Arch and its subsidiaries have leadership positions in three business segments -- Treatment Products, Microelectronic Materials and Performance Products -- and they serve leading customers in these markets with forward-looking solutions to their chemical needs. For more information, visit www.archchemicals.com.

o Listen in live to Arch Chemicals' conference call to discuss the acquisition on Thursday, March 4, 2004 at 11:00 a.m. (ET) at http://www.archchemicals.com.


o If members of the public wish to access Arch's live conference call in a listen-only mode, dial: (800) 299-8538, access number 49957275, in the United States or (617) 786-2902, access number 49957275, outside the United States.


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o    A telephone replay will be available from 1:00 p.m. on Thursday, March
     4, 2004 until 6:00 p.m. (ET) on Thursday, March 11, 2004. The replay number is (888) 286-8010, access number 29288005; from outside the United States, please call (617) 801-6888, access number 29288005.

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Except for historical information contained herein, the information set forth in this communication contains forward-looking statements that are based on management's beliefs, certain assumptions made by management and management's current expectations, estimates and projections about the markets and economy in which Arch and its various businesses operate. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "opines," "plans," "predicts," "projects," "should," "targets," "will," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Future Factors"), which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise. Future Factors which could cause actual results to differ materially from those discussed include but are not limited to: general economic and business and market conditions; lack of economic recovery in 2004 in the U.S.; lack of moderate growth or recession in European economies; increases in interest rates; economic conditions in Asia; worsening economic and political conditions in Venezuela; strengthening of the U.S. dollar against foreign currencies; customer acceptance of new products; efficacy of new technology; changes in U.S. laws and regulations; increased competitive and/or customer pressure; the Company's ability to maintain chemical price increases; higher-than-expected raw material costs for certain chemical product lines; increased foreign competition in the calcium hypochlorite markets; lack of continued recovery in the semiconductor industry; unfavorable court, arbitration or jury decisions; the supply/demand balance for the Company's products, including the impact of excess industry capacity; failure to achieve targeted cost-reduction programs; unsuccessful entry into new markets for electronic chemicals; capital expenditures in excess of those scheduled; environmental costs in excess of those projected; the occurrence of unexpected manufacturing interruptions/outages at customer or company plants; reduction in expected government contract orders and/or the failure to renew or extend the U.S. government contract for hydrazine propellants; unfavorable weather conditions for swimming pool use; inability to expand sales in the professional pool dealer market; and gains or losses on derivative instruments.


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